             Morgan Stanley Insured California Municipal Securities
                          Item 77(O) 10F-3 Transactions
                         May 1, 2006 - October 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Sacram  7/12/    -     $102.6 $338,96  1,000,    0.30%  1.92%   Bear,    Bear
 ento     06             6     0,000     000                    Stearn  Stearn
County                                                           s &       s
  CA                                                             Co.
Sanita                                                          Inc.,
 tion                                                           Lehman
Distri                                                          Brothe
  cts                                                            rs,
Financ                                                          Morgan
  ial                                                           Stanle
Author                                                           y &
  ity                                                            Co.
                                                                Incorp
                                                                orated
                                                                  ,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                 UBS
                                                                Invest
                                                                 ment
                                                                 Bank